                              SEVENTH AMENDMENT TO
                     SECOND AMENDED AND RESTATED AGREEMENT
                           OF LIMITED PARTNERSHIP OF
                               WEEKS REALTY, L.P.


     THIS SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WEEKS REALTY, L.P. (the "Fourth Amendment"), dated as of December 30, 1997, and effective as of August 1, 1997, is entered into by Weeks GP Holdings, Inc., as general partner (the "General Partner") of Weeks Realty, L.P. (the "Partnership"), for itself and on behalf of the Limited Partners of the Partnership.

                                    RECITALS
                                    --------

     WHEREAS, on August 1, 1997, Harold S. Lichtin Family Limited Partnership, a North Carolina limited partnership (the "Family Partnership"), acquired 119,293 Partnership Units from Perimeter Park West Associates Limited Partnership, a North Carolina limited partnership ("PPW"); 15,380 Partnership Units from Regency Forest, LLC, a North Carolina limited liability company ("Regency Forest"); 243,217 Partnership Units from Harold S. Lichtin, an individual resident of North Carolina; and 1,228 Partnership Units from Noel A. Lichtin, an individual resident of North Carolina;

     WHEREAS, the Family Partnership agreed pursuant to that certain Agreement of Substitution dated as of August 1, 1997 to be bound by all of the terms, conditions and other provisions of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the "Partnership Agreement");

     WHEREAS, it has come to the attention of the General Partner, Regency Forest and PPW that due to a scrivener's error, 15,380 Units owned by Regency Forest and 21,169 Units owned by PPW were inadvertently transferred to the Family Partnership;

     WHEREAS, the General Partner, Regency Forest and PPW have consistently operated as if the inadvertent transfers had not taken place for all internal purposes, including without limitation, any allocations or distributions; and

     WHEREAS, the General Partner, Regency Forest and PPW desire to correct and amend the foregoing scrivener's error and to attach hereto a true, correct and complete copy of the Percentage Interests of all of the Partners as of August 1, 1997.

     NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the General Partner hereby attaches hereto as Exhibit A a
                                                             ---------
schedule which sets forth the Percentage Interests of all of the Partners as of August 1, 1997.

     All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Partnership Agreement. Except as modified herein, all covenants, terms and conditions of the Partnership Agreement shall remain in full force and effect, which covenants, terms and conditions the General Partner hereby ratifies and affirms.

     IN WITNESS WHEREOF, the undersigned has executed this Seventh Amendment as of the December ___, 1997, effective as of August 1, 1997.


                                    WEEKS GP HOLDINGS, INC.


                                    By:_______________________________
                                          Name:
                                          Title:

                                                                       Exhibit A
                                                                       ---------

                     PARTNERSHIP UNITS/PERCENTAGE INTERESTS
                                  All Partners


Partner                                           Units     Percentage Interest
-------                                         ----------  --------------------

Weeks GP Holdings, Inc.                            237,503        1.041%
Weeks LP Holdings, Inc.                         17,446,123        6.434%
NWI Warehouse Group, L.P.                        1,833,749        8.034%
A. Ray Weeks, Jr.                                  614,079        2.690%
John P. Weeks                                      239,791        1.051%
Marsha L. Weeks                                    228,047        0.999%
Trust U/W/1/                                       212,663        0.932%
Patricia L. Weeks                                  206,607        0.905%
Deborah Weeks Felker                               198,339        0.869%
Trust B/2/                                         187,492        0.821%
Weeks Horizon Corp.                                116,012        0.508%
Oakdale Land Management, Inc.                      110,493        0.484%
Weeks Hillside Corp.                                78,145        0.342%
Thomas D. Senkbeil                                  52,817        0.231%
Weeks Southridge Corp.                              42,993        0.188%
Forrest W. Robinson                                 28,877        0.127%
Harry T. Weeks                                      27,535        0.121%
Louis C. Robinson                                   20,016        0.088%
Buckley & Company Real Estate, Inc.                 20,000        0.088%
HV, Inc.                                            17,074        0.075%
Clyde H. Duckett                                     5,627        0.025%
John C. Atwell                                       5,627        0.025%
Robert G. Cutlip                                     5,138        0.023%
Klay W. Simpson                                      4,110        0.018%
Helen B. Weeks                                     163,048        0.714%
Mark W. Flowers                                      1,541        0.007%
------------

/1/ A. R. Weeks, Jr., as Trustee U/W of Alvin Ray Weeks dated March 1, 1983, f/b/o Marsha Lee Weeks, A. R. Weeks, Jr., Deborah Weeks Felker, Patricia Louise Weeks and John Phillip Weeks.
/2/ Harry T. Weeks, A. R. Weeks, Jr., and Martha Patterson Weeks as Trustees under Trust Agreement dated 10/27/76, as amended, f/b/o Marsha Lee Weeks, A. R. Weeks, Jr., Deborah Weeks Felker, Patricia Louise Weeks and John Phillip Weeks.

Partner                                            Units     Percentage Interest
-------                                          ----------  -------------------
Weeks Management Corp.                               1,142        0.005%
RTF Management Corp.                                   257        0.001%
Marie Antoinette Robertson                         267,132        1.170%
Harold S. Lichtin                                   20,024        0.088%
Perimeter Park West Associates
  Limited Partnership                               64,689        0.283%
Amy R. Ehrman                                        2,053        0.009%
Roland G. Robertson                                  2,053        0.009%
Roderick Duncan                                      2,928        0.013%
Timothy Nicholls                                     1,757        0.008%
James McCabe                                            39        0.000%
Anne Broaddus                                        1,561        0.007%
Regency Forest LLC                                  15,380        0.067%
Harold S. Lichtin Family Limited Partnership       342,569        1.501%
                                                ----------      -------
   Total                                        22,825,030      100.000%
                                                ==========      =======